UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2022

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

399 Binney Street, Suite 300 Cambridge, MA	02139
(Address of registrant’s principal executive office)	(Zip code)

(617) 679-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On October 13, 2022, Rubius Therapeutics, Inc. (the “Company”) entered into a payoff letter with SLR Investment Corp. (f/k/a Solar Capital Ltd.) (“SLR”), the Company’s senior lender, under which the Company voluntarily prepaid SLR approximately $75.7 million (the “Prepayment Amount”), in full satisfaction of all obligations, including all outstanding principal, accrued interest, fees, costs, expenses and other amounts chargeable, under the Loan and Security Agreement, dated December 21, 2018, by and between the Company and SLR (as amended, the “Loan Agreement”) and related security documents. The payoff letter also provides for the termination of all commitments and obligations under the Loan Agreement and related documents and release of all liens held by SLR on the Company’s assets.

As described by the Company in its press release and filings on September 13, 2022, it has undertaken a strategic reorganization plan to align resources and advance its next generation red blood cell-based cell conjugation platform. The Company intends to focus on advancing a next generation red blood cell platform that utilizes cell conjugation to potentially improve upon the existing benefits of the RED PLATFORM, with the potential for greater efficacy and enhanced versatility, while maintaining a favorable tolerability profile.

The Company is working on securing additional sources of capital to support its strategic reorganization plan disclosed on September 13.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “believe,” “anticipate,” “intend,” “continue,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks related to the substantial doubt about the Company’s ability to continue as a going concern given that it currently does not have adequate financial resources to fund its forecasted operating costs for at least 12 months; risks related to the Company’s ability to pursue and secure additional capital to fund its operations, including in light of volatility and disruptions in the capital markets; risks related to the Company’s ability to maintain its listing on the Nasdaq Stock Market, particularly in light of its recently disclosed deficiencies; those risks and uncertainties related to the development of the Company’s Red Cell Therapeutic product candidates and their therapeutic potential; risks related to the Company’s ability to execute on its plans and expectations and its analyses of clinical and preclinical data; and other risks identified in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 and subsequent filings with the SEC. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2022	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer